Exhibit 23.6

RP® FINANCIAL, LC. Advisory | Planning | Valuation

CONSENT OF RP FINANCIAL, LC

We hereby consent the use of our opinion letter dated May 3, 2018 to the Board of Directors of Colombo Bank (“Colombo”) included as Annex B to the Proxy Statement/Prospectus relating to the proposed merger of Colombo Bank with and into FVCbank contained in this Registration Statement on Form S-4 of FVCBankcorp, Inc., as amended, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ RP Financial, LC

Arlington, Virginia

September 21, 2018

4250 North Fairfax Drive Suite 600 Arlington, VA 22201 E-Mail: mail@rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594